                                                               Exhibit (a)(1)(G)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the Payer.

--------------------------------------- ---------------------------------------

For this type of account:     Give the name and
                              SOCIAL SECURITY
                              number of--
-----------------------------------------------
1. Individual                 The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(1)
3. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
4. a. The usual revocable     The grantor-
      savings trust (grantor  trustee(1)
      is also trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under State
   law
5. Sole proprietorship        The owner(3)

                               Give the name and
For this type of account:      EMPLOYER
                               IDENTIFICATION
                               number of --
                                        --------
 6. Sole proprietorship        The owner(3)
 7. A valid trust, estate, or  The legal entity
  pension trust                (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless
                               the legal entity
                               itself is not
                               designated in the
                               account
                               title.)(4)
 8. Corporate                  The corporation
 9. Association, club,         The organization
  religious, charitable,
  educational, or other tax-
  exempt organization
10. Partnership                The partnership
11. A broker or registered     The broker or
 nominee                       nominee
12. Account with the           The public entity
  Department of Agriculture
  in the name of a public
  entity (such as a State or
  local government, school
  district, or prison) that
  receives agricultural
  program payments


---------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

                                        ---------------------------------------
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Substitute Form W-9                                                       PAGE 2
--------------------------------------------------------------------------------

Obtaining a Number                      Payments of interest not generally
If you don't have a taxpayer            subject to backup
identification number or you don't      withholding include the following:
know your number, obtain Form SS-5,     . Payments of interest on obligations
Application for a Social Security Card    issued by individuals.
(for individuals), or Form SS-4,          Note: You may be subject to backup
Application for Employer                  withholding if this
Identification Number (for businesses     interest is $600 or more and is paid
and all other entities), or               in the course of the payer's trade
Form W-7 for Individual Taxpayer          or business and you have not
Identification Number (for                provided your correct taxpayer
alien individuals required to file        identification number to the payer.
U.S. tax returns), at an office of the    Payments of tax-exempt interest
Social Security Administration or the   . (including exempt-interest dividends
Internal Revenue Service.                 under section 852).
                                        . Payments described in section
                                          6049(b)(5) to nonresident
Payees Exempt from Backup Withholding     aliens.
Payees specifically exempted from       . Payments on tax-free covenant bonds
backup withholding on                     under section 1451.
                                          Payments made by certain foreign
all payments include the following:       organizations.
                                        .
 .An organization exempt from tax        . Mortgage interest payments.
 under section 501(a), or
 an individual retirement plan or a     Exempt payees described above should
 custodial account under Section        file a substitute
 403(b)(7).                             Form W-9 to avoid possible erroneous
 The United States or any agency or     backup withholding. FILE THIS FORM
 .instrumentality thereof.               WITH THE PAYER, FURNISH YOUR TAXPAYER
 .A State, the District of Columbia, a
 possession of the                      IDENTIFICATION NUMBER, WRITE "EXEMPT"
 United States, or any subdivision or   ON THE FACE
 instrumentality thereof.               OF THE FORM, AND RETURN IT TO THE
 A foreign government, a political      PAYER. IF THE
 .subdivision of a foreign government,
 or any agency or instrumentality       PAYMENTS ARE INTEREST, DIVIDENDS, OR
 thereof.                               PATRONAGE
 An international organization or any
 .agency, or                             DIVIDENDS, ALSO SIGN AND DATE THE
 instrumentality thereof.               FORM.
                                         Certain payments other than interest,
                                        dividends, and
Payees that may be exempt from backup   patronage dividends that are not
withholding, include, among others:     subject to information
 .A financial institution.               reporting are also not subject to
 .A corporation.                         backup withholding. For
 .A registered dealer in securities or   details, see Internal Revenue Code
 commodities registered                 sections 6041, 6041A(a), 6042, 6044,
 in the U.S. or a possession of the     6045, 6049, 6050A, and 6050N, and
 U.S.                                   their regulations.
                                        Privacy Act Notice.--Section 6109
                                        requires most recipients
 A real estate investment trust.        of dividend, interest or other
 .                                       payments to give correct taxpayer
 .
 A common trust fund operated by a      identification numbers to payers who
 bank under section                     must report the payments
 584(a).
                                        to the IRS. The IRS uses the numbers
 .An entity registered at all times      for identification purposes
 during the tax year under              and to help verify the accuracy of
 the Investment Company Act of 1940.    your tax return. Payers must be given
 .A foreign central bank of issue.       the numbers whether or not recipients
 .A futures commission merchant          are required to file tax returns.
 registered with the Commodity          Payers must generally withhold 31% of
 Futures Trading Commission.            taxable
 .A middleman known in the investment    interest, dividend and certain other
 community as a nominee or custodian.   payments to a payee who does not
 .A trust exempt from tax under          furnish a taxpayer identification
 Internal Revenue Code section 664 or   number to a payer.
 described in section 4947.             Certain penalties may also apply.

Payments of dividends and patronage     Penalties
dividends not                           (1) Penalty for Failure to Furnish
generally subject to backup             Taxpayer Identification
withholding include the following:      Number.--If you fail to furnish your
 Payments to nonresident aliens         correct taxpayer identification number
 .subject to withholding                 to a payer, you are subject to a
 under section 1441.                    penalty of $50 for each such failure
 .Payments to partnerships not engaged   unless your failure is due to
 in a trade or                          reasonable
 business in the U.S. and which have
 at least one                           cause and not to willful neglect.
                                        (2) Civil Penalty for False
 nonresident alien partner.             Information With Respect to
 .Payments of patronage dividends        Withholding.--If you make a false
 where the amount                       statement with no
 received is not paid in money.         reasonable basis which results in no
                                        imposition of backup
 .Payments made by certain foreign       (3) Criminal Penalty for Falsifying
 organizations.                         Information.--
 Section 404(k) distributions made by   withholding, you are subject to a
 an ESOP.                               penalty of $500.
 .                                       Falsifying certifications or
                                        affirmations may subject you to
                                        criminal penalties including fines
                                        and/or imprisonment.
                                          FOR ADDITIONAL INFORMATION CONTACT
                                                       YOUR TAX
                                          CONSULTANT OR THE INTERNAL REVENUE
                                                       SERVICE.